Exhibit 99.1

Beneficial owners of existing notes should only complete this letter of transmittal if requested to do so by their bank, broker, dealer, trust company or other nominee.

Letter of Transmittal

relating to

Alestra, S. de R.L. de C.V.’s

Offer to Exchange up to $392,200,000 of its Senior Notes due 2010 for a portion of its outstanding 12 1/8% Senior Notes due 2006 and its outstanding 12 5/8% Senior Notes due 2009	Cash Tender Offer for a portion of its outstanding 12 1/8% Senior Notes due 2006 and its outstanding 12 5/8% Senior Notes due 2009 and consent solicitations to amend the indentures for its outstanding Senior Notes

The Offers for the Existing Notes will expire 30 business days after the commencement of the Offers at 11:59 p.m., New York City time, on                     , 2003, unless extended in accordance with the Prospectus (the “Expiration Date”).

The Exchange Agent for the Offers is: The Bank of New York 101 Barclay Street Reorganization Dept., 7th Floor New York, NY 10286 Attn: Facsimile Transmissions: (212) 298-1915 Toll Free (800) 254-2820	The Information Agent for the Offers is: D.F. King & Co., Inc. 48 Wall Street New York, New York 10005 Banks and Brokers call Collect: (212) 269-5550 All Others Call Toll Free: (866) 868-2409

If you have questions regarding completing this letter of transmittal, you should contact the Information Agent:

DELIVERY OF THIS LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS AS DESCRIBED HEREIN IS NOT A VOTE ON THE U.S. PREPACKAGED PLAN. TO VOTE ON THE U.S. PREPACKAGED PLAN, YOU MUST COMPLETE THE GREEN “EXISTING NOTES BALLOT” INCLUDED WITH THIS PACKAGE AND DELIVER IT AS DESCRIBED THEREIN.

These Offers are made upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2003 (as amended or supplemented from time to time, the “Prospectus”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Prospectus, constitutes the “Offers”). Capitalized terms used but not defined in this Letter of Transmittal shall have the meaning given in the Prospectus.

The offers are not being made to, nor will tenders be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the offers would not be in compliance with the laws of such jurisdiction.

Beneficial owners of existing notes should only complete this letter of transmittal if requested to do so by their bank, broker, dealer, trust company or other nominee. Since all Existing Notes must be tendered by book-entry transfer to the Exchange Agent’s account at DTC, your bank, broker, dealer, trust company, or other nominee must execute the tender through ATOP. Financial institutions that are DTC participants must execute tenders through ATOP by transmitting acceptance of the Offers to DTC on or prior to the Expiration Date. DTC will verify acceptance of the Offers, execute a book-entry transfer of the tendered Existing Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Existing Notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal as a signatory thereof and that we may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Offers as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, holders who tender their Existing Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.

If you tender your Existing Notes pursuant to the Offers, you are required to deliver concurrently your consent to the Proposed Amendments (as more fully described in the Prospectus, the “Proposed Amendments”) to the indentures pursuant to which the Existing Notes of the series being tendered hereby were issued. The 2006 notes were issued pursuant to an indenture between the Company and U.S. Bank Trust National Association, as trustee, dated as of May 17, 1999. The 2009 notes were issued pursuant to an indenture between the Company and U.S. Bank Trust National Association, as trustee, dated as of May 17, 1999. The trustees for the Existing Notes are collectively referred to as the “Existing Notes Trustees” and the indentures for the Existing Notes are collectively referred to as the “Existing Notes Indentures”.

TENDER OF EXISTING NOTES IN THE OFFERS

Item 1.	If your bank, broker, dealer, trust company or other nominee requires you to complete this Letter of Transmittal, then you must complete the table below entitled “Description of Existing Notes Tendered in the Offers and in Respect of which Consent is Given” and sign this Letter of Transmittal on page 6.

Description of Existing Notes Tendered in the Offers and in Respect of which Consent is Given (see Instructions 2 and 3) Please read the accompanying instructions carefully.

Existing Notes tendered in the Offers	Name of DTC Participant and Participant’s Account Number in which Existing Notes are held and the cash payments and the corresponding New Notes are to be delivered	Aggregate Principal Amount of Existing Notes*

2006 Notes
CUSIP No. 01446PAA2 ISIN No. US01446PAA21

CUSIP No. 01446PAB0 ISIN No. US01446PAB04

2009 Notes
CUSIP No. 01446PAD6 ISIN No. US01446PAD69

CUSIP No. P01446PAC8
ISIN No. US01446PAC86

Item 2.	The beneficial owner of Existing Notes in the aggregate outstanding principal amount listed in Item 1 above elects to:

☐	to tender, under the terms of the Exchange Offers, the following Existing Notes held by it (insert principal amount of Existing Notes to be tendered under the Exchange Offers):

$	12 1/8% Senior Notes due 2006 (CUSIP Nos. 01446PAA2 and 01446PAB0; ISIN Nos. US01446PAA21 and US01446PAB04)
$	12 5/8% Senior Notes due 2009 (CUSIP Nos. 01446PAD6 and 01446PAC8; ISIN Nos. US01446PAD69 and US01446PAC86)

☐	to tender, under the terms of the Cash Tender Offers, the following Existing Notes held by it (insert principal amount of Existing Notes to be tendered under the Cash Tender Offers):

$	12 1/8% Senior Notes due 2006 (CUSIP Nos. 01446PAA2 and 01446PAB0; ISIN Nos. US01446PAA21 and US01446PAB04)
$	12 5/8% Senior Notes due 2009 (CUSIP Nos. 01446PAD6 and 01446PAC8; ISIN Nos. US01446PAD69 and US01446PAC86)

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DTC participants identified in an agent’s message in respect of the Offers will be deemed to have signed this Letter Of Transmittal

and are each referred to herein as an “undersigned.”

Ladies and Gentlemen:

Pursuant to the Offers by Alestra, S. de R.L. de C.V. (the “Company”), and upon the terms and subject to the conditions set forth in the Prospectus dated              (the “Prospectus”) and this Letter of Transmittal (the “Letter of Transmittal”), the undersigned hereby tenders to the Company the aggregate principal amount of Existing Notes indicated in the table on page 3 under the heading “Description of Existing Notes Tendered in the Offers and in respect of which Consent is given” and acknowledges and agrees that, subject to the terms and conditions described herein and in the Prospectus, the tender of Existing Notes constitutes the delivery of a consent to the Proposed Amendments with respect to the tendered Existing Notes.

Subject to and effective upon the Company’s acceptance of the principal amount of the Existing Notes tendered hereby, upon the terms and conditions, the undersigned hereby:

1.	irrevocably sells, assigns and transfers to or upon the order of the Company or its nominees, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Existing Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Existing Notes arising under, from or in connection with such Existing Notes;

2.	acknowledges that, pursuant to the Offers, it is not receiving accrued and unpaid interest on its tendered Existing Notes, and agrees that on the Settlement Date, solely in regard to its tendered Existing Notes, the interest payments on its Existing Notes that were scheduled to be made on November 15, 2002 and May 15, 2003 were never due and payable for the purposes of Mexican law;

3.	waives any and all rights with respect to the Existing Notes tendered hereby (including, without limitation, any existing or past defaults and their consequences in respect of such Existing Notes); and

4.	releases and discharges the Company, the Existing Notes Trustees and the New Notes Trustees from any and all claims the undersigned may have, now or in the future, arising out of or related to the Existing Notes tendered hereby, including, without limitation, any and all claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Existing Notes tendered hereby (other than as expressly provided in the Prospectus and in this Letter of Transmittal) or to participate in any redemption or defeasance of the Existing Notes tendered hereby.

The undersigned understands that tenders of Existing Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal and acceptance of such Existing Notes by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and conditions.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby represents, warrants and agrees that:

1.	it has received the Prospectus;

2.

it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the Existing Notes tendered hereby and it has full power and authority to execute this Letter of Transmittal and make the representations, warranties and agreements made hereby, and has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby;

3.	the Existing Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that the Company will acquire good, indefeasible and unencumbered title to such Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same;

4.	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered hereby from the date of this Letter of Transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

5.	in evaluating the Offers and in making its decision whether to participate therein by submitting this Letter of Transmittal and tendering its Existing Notes in the Offers, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by us, the Information Agent, the Exchange Agent or the Dealer Manager other than those contained in the Prospectus (as supplemented to the Expiration Date);

6.	the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the Prospectus;

7.	the submission of the Letter of Transmittal to the Exchange Agent shall, subject to the terms and conditions of the Offers generally, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney and agent in relation to the Existing Notes tendered hereby in favor of us or such other person or persons as the Company may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s opinion and other document(s) of title relating to such Existing Notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Offers, and to vest in us or our nominees such Existing Notes;

8.	the terms and conditions of the Offers shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal which shall be read and construed accordingly; and

9.	the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its participation in the Offers or its acquisition of the new notes are no longer accurate, it will promptly notify the Company.

The representations and warranties and agreements of a holder tendering Existing Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Existing Notes shall mean any holder that exercises sole investment discretion with respect to such Existing Notes.

HOLDER(S) SIGN HERE

Item 3.	By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders to the Company, and consents to the Proposed Amendments with respect to, the principal amount of the Existing Notes listed in the table on page 3 labeled “Description of Existing Notes Tendered in the Offers and in Respect of which Consent is Given.”

Signature of Registered Holder(s) or Authorized Signatory	Date

Signature of Registered Holder(s) or Authorized Signatory	Date

Signature of Registered Holder(s) or Authorized Signatory	Date

Area Code and Telephone Number:

If a holder of Existing Notes is tendering any Existing Notes, this Letter of Transmittal must be signed by the Registered Holder(s) exactly as the name(s) appear(s) on a securities position listing of DTC or by any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person, acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and the Company of such person’s authority to so act. See Instruction 4.

Name(s):

(Please Type or Print)

Capacity (full title):

Address:

(Including Zip Code)

INSTRUCTIONS FORMING PART OF THE TERMS AND

CONDITIONS OF THE OFFERS

1.    Delivery of Letter of Transmittal.    Beneficial owners of existing notes should only complete this letter of transmittal if requested to do so by their bank, broker, dealer, trust company or other nominee. Holders who tender their Existing Notes through DTC’s ATOP procedures shall be bound by this Letter of Transmittal; thus, a Letter of Transmittal should not accompany tenders effected through ATOP.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Offers by causing DTC to transfer Existing Notes to the Exchange Agent in accordance with DTC’s ATOP procedures for such transfer on or prior to the Expiration Date. The Exchange Agent will make available its general participant account at DTC for the Existing Notes for purposes of the Offers.

A confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Existing Notes delivered electronically or properly transmitted agent’s message, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. No Letter of Transmittal should be sent to the Exchange Agent, Company, DTC or the Dealer Manager and Solicitation Agent.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such Notice. For Existing Notes to be properly tendered pursuant to the guaranteed delivery procedure, the Exchange Agent must receive a duly executed Notice of Guaranteed Delivery prior to the Expiration Date. As used herein and in the Prospectus, “Eligible Institution” means a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or other eligible institution under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.    Delivery of the New Notes and Cash Payment.    The New Notes will be issued by deposit in book-entry form with the Exchange Agent. The cash payment for the Existing Notes will be paid by deposit of funds with DTC.

The appropriate DTC participant name and number (along with any other required account information) needed to permit such delivery must be provided in the table entitled “Description of the Existing Notes Tendered in the Offers and in Respect of which Consent is Given” on page 4. Failure to do so will render a tender of the Existing Notes defective, and the Company will have the right, which it may waive, to reject such delivery.

3.    Amount of Tenders.    The Existing Notes will be accepted for exchange in denominations of $1,000 principal amount and integral multiples thereof and any New Notes will be issued in $1,000 principal amount and integral multiples thereof and will be issued by deposit book-entry from with the Exchange Agent. The New Notes, if any, will be issued on the third business day following the Expiration Date, or as soon as practicable thereafter (the “Settlement Date”). If you tender a principal amount of the Existing Notes that would result in your receiving a fractional interest in the New Notes, then the principal amount of the New Notes that you will receive will be rounded up to the nearest $1,000 if the fractional interest in the New Notes would be greater than or equal to $500 and rounded down to the nearest $1,000 if the fractional interest in the New Notes would be less than $500. The cash payment for the Existing Notes will be paid on the Settlement Date. The cash payment for the Existing Notes will be paid by deposit of funds with DTC.

4.    Signatures on Letter of Transmittal.    If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender such Existing Notes.

5.    Transfer Taxes.    Except as set forth in this Instruction 5, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Existing Notes to it, or to its order, pursuant to the Offers. If payment is to be made to, or if Existing Notes not tendered or purchased are to be registered in the name of, any persons other than the Registered Holder, or if tendered Existing Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the Registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

6.    Validity of Tenders.    All questions concerning the validity, form, eligibility (including time of receipt), and acceptance of tendered Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Existing Notes not in proper form or any Existing Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in tenders of Existing Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. None of the Company, the Information Agent, the Exchange Agent, the Dealer Manager and Solicitation Agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Existing Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders of Existing Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date or the withdrawal or termination of the Offers.

7.    Waiver of Conditions.    The Company reserves the absolute right to amend or waive any of the conditions in the Offers concerning any Existing Notes at any time.

8.    Withdrawal.    Tenders may not be withdrawn.

9.    Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus, this Letter of Transmittal and of Form W-9 may be directed to the Information Agent at the address and telephone number indicated herein.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a tendering Holder may be subject to backup withholding tax with respect to the delivery by the Exchange Agent of the Offers, unless such Holder provides the Company (as payer), through the Exchange Agent, with either (i)(a) such Holder’s correct taxpayer identification number

(“TIN”) on Form W-9 (which may be obtained on the Internal Revenue Service website at www.irs.gov) certifying that the TIN provided on Form W-9 is correct (or that such Holder has applied for a TIN); (b) certification that (A) the Holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding tax as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified the Holder that he or she is no longer subject to backup withholding tax and (c) that the Holder is a United States person or (ii) an adequate basis for exemption from backup withholding tax. Failure to provide such Holder’s taxpayer identification number on Form W-9, if applicable, may subject the tendering Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. Exempt Holders should indicate their exempt status on Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed appropriate Internal Revenue Service Form W-8 (which the Exchange Agent will provide upon request or which may be obtained on the Internal Revenue Service website at www.irs.gov) signed under penalty of perjury, attesting to the Holder’s exempt status.

The Exchange Agent for the Offers is:

The Bank of New York

By Hand Before 4:30 p.m.,

Registered or Certified Mail

The Bank of New York

101 Barclay Street

Reorganization Dept., 7th Floor

New York, NY 10286

By Facsimile (for Eligible Institutions only):

(212) 235-2261

Confirmation

(212) 235-2356

Any questions or requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal, or related documents may be directed to the Information Agent at its telephone numbers set forth below. A holder of Existing Notes may also contact the Dealer Manager and Solicitation Agent at the telephone number set forth below or such holder’s custodian bank, depositary, broker, trust company or other nominee for assistance concerning the offers.

The Information Agent for the Offers is:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Toll Free: (800) 549-6697

Banks and Brokers, call collect: (212) 269-5550

The Dealer Manager and Solicitation Agent for the Offers is:

Morgan Stanley

1585 Broadway

New York, New York 10036

Toll Free: (800) 624-1808

Collect: (212) 761-1893